Exhibit 27(h)(5)(a)

FIRST AMENDMENT TO

FUND PARTICIPATION AGREEMENT

Between

EVERGREEN VARIABLE ANNUITY TRUST

And

UNITED INVESTORS LIFE INSURANCE COMPANY

This Amendment (this “Amendment”), made and entered into as of December 5, 2003, is made a part of the Fund Participation Agreement dated May 11, 2000, (hereinafter the “Agreement”), by and between United Investors Life Insurance Company (“Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Agreement, and Evergreen Variable Annuity Trust (the “Trust”).

WHEREAS, the parties desire to amend Schedule A to the Agreement to reflect changes; and

WHEREAS, Evergreen VA Global Leaders Fund is being merged into Evergreen VA International Equity Fund.

WHEREAS, Evergreen VA Equity Index Fund is being liquidated effective December 23, 2003.

WHEREAS, the Company would like to add Evergreen VA International Equity Fund to each Separate Account, Contract and Associated Portfolio listed on Schedule A.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule A.
2.	All references to Evergreen VA Global Leaders Fund are to be replaced with Evergreen VA International Equity Fund.
3.	All references to Evergreen VA Equity Index Fund are to be removed.
4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

UNITED INVESTORS LIFE INSURANCE COMPANY

/s/ John H. Livingston
By:	John H. Livingston
Its:	Secretary & Counsel

EVERGREEN VARIABLE ANNUITY TRUST

/s/ Sally E. Ganem
By:	Sally E. Ganem
Its:	Assistant Secretary

SCHEDULE A

(As amended December 5, 2003)

Separate Accounts, Contracts and Associated Portfolios

Name of Separate Accounts and Date

Established by Board of Directors

Titanium Universal Life Variable Account            9/15/99

Titanium Annuity Variable Account                      9/15/99

Contracts Funded by Separate Account and Form Number

TL99     Titanium Universal Life Variable Account

TA99    Titanium Annuity Variable Account

Designated Portfolios

•	Evergreen VA Foundation Fund
•	Evergreen VA International Equity Fund
•	Evergreen VA Small Cap Value Fund